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                                                                    EXHIBIT 21.1

                       PARACELSUS HEALTHCARE CORPORATION
                              LIST OF SUBSIDIARIES

Paracelsus Healthcare Corporation
         Advanced Healthcare Diagnostic Services
         Hollywood Community Hospital Medical Center, Inc.
                 Obesity Surgery Specialty Unit of Los Angeles
         Lancaster Hospital Corporation
         Monrovia Hospital Corporation
                 Monrovial Community Hospital, a California Community Hospital
                          Foot & Ankle Specialty Institute of Monrovia
         Paracelsus Clay County Hospital, Inc.
         Paracelsus Fentress County General Hospital, Inc.
                 Future Care Registry, Inc.
                 Personal Home Health Care, Inc.
         Bellwood Medical Corporation
                 Bellwood General Hospital for the Surgical Treatment of Obesity Foot & Ankle Specialty Institute of Bellwood
         Hollywood West Hospital Operating Corporation
         Lincoln Community Medical Corporation
         Paracelsus Bellwood Health Center, Inc.
         Paracelsus Convalescent Hospitals, Inc.
         Paracelsus Insurance Marketing Services, Inc.
         Chico Community Hospital, Inc.
         Hospital Assurance Company, Ltd.
         Lodi Community Hospital, Inc.
         Paracelsus Bledsoe County General Hospital, Inc.
         Paracelsus Davis Hospital, Inc.
         Paracelsus Los Angeles Community Hospital, Inc.
         Paracelsus Macon County Medical Center, Inc.
         Paracelsus Mesquite Hospital, Inc.
         Paracelsus Pioneer Valley Hospital, Inc.
                 Pioneer Valley Health Plan, Inc.
         Paracelsus Senatobia Community Hospital, Inc.
         PHC Funding Corp.
         Professional Practice Management II, Inc.
         Paracelsus Management Services, Inc.
         Paracelsus OHC, Inc.
         Paracelsus Real Estate Corporation
         Paracelsus Venture Corporation
                 Professional Management Practice I
         PHC Funding Corp. II
         West Covina Health Center Corporation
         Paracelsus Medical Building Corporation
                 Bellwood Medical Office Building Partnership
         Paracelsus PHC Regional Medical Center, Inc.
         Paracelsus Santa Rosa Medical Center, Inc.
                 Obesity Surgery Specialty Institute
                 PMC Associates, Inc.
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         Paracelsus Woman Hospital, Inc.
         PHC/CHC Holdings, Inc.
                 Baytown Medical Center, Inc.
                          Baytown Medical Ventures, Inc.
                          Coastal Healthcare, Inc.
                                  Coastal Medical Group, Inc.
                 Paracelsus Healthcare Corporation of North Dakota, Inc.
                          Dakota/Champion Partnership
                                  Dakota Health Enterprises, Inc.
                                           Dakota Health Ventures, Inc.
                                                 County Health, Inc.
                                                 F-M Ambulance Service, Inc.
                                                 Midwest Home Health Care, Inc.
                                                 Thom Linen Services, Inc.
                                           Dakota Health Management, Inc.
                                                 Dakota Day Sergery
                                                 Dakota Outpatient Center
                                           University Properties, Inc.
                                  Heartland Network, Inc.
                 PHC-A of Midland, Inc.
                 PHC/Psychiatric Healthcare Corporation
                          Psychiatric Healthcare Corporation of Louisiana Psychiatric Healthcare Corporation of Missouri Psychiatric Healthcare Corporation of Texas
                 CareServices of America, Inc.
                          Brookside Health Group, Inc.
                                  CareServices of Newport News, Inc.
                                  CareServices of Williamsburg, Inc.
                          Select Health Systems, Inc.
                                  Select Home Care, Inc.
                                  Select Home Health & Services Inc.
                 Paracelsus Healthcare Holdings, Inc.
                          AmeriHealth-Lockhart, Inc.
                          Paracelsus of Virginia, Inc.
                                  MC Plus, Inc.
                                  Richmond Medical Ventures, Inc.
                                  Richmond MSO, L.L.C.
                                  Metropolitan Hospital, L.P.
                                           Quality Home Health Care, Inc.
                          PHC - Jordan Valley, Inc.
                 PHC-B of Midland, Inc.
                          Westwood GP, Inc.
                                  Westwood Medical Office Building, Ltd.
                 Paracelsus Enterprises, Inc.
                 PHC Finance, Inc.
                 PHC - Salt Lake City, Inc.
                          CliniCare of Utah, Inc.
                          Premier Care Group, Inc.
         Womens Hospital Corporation